Exhibit 99.1

AdTheorent Holding Company, Inc. Reports First Quarter 2023 Results and

Reaffirms Full-Year 2023 Outlook

New York, NY — May 9, 2023 — AdTheorent Holding Company, Inc. (Nasdaq: ADTH) (“AdTheorent” or “the Company”), a programmatic digital advertising leader using advanced machine learning technology and privacy-forward solutions to deliver real-world value for advertisers and marketers, today announced its first quarter 2023 financial results.

First Quarter 2023 Financial Overview, year-over-year:

•
Revenue was $32.7 million, a 4.6% decrease compared to $34.2 million in first quarter 2022.
•
Gross profit was $14.3 million, down 13.2%, from $16.5 million in first quarter 2022. Gross Profit Margin was 43.7%, compared to 48.1% in first quarter 2022.
•
Adjusted Gross Profit* decreased $2.1 million, or 9.1%, to $20.9 million. Adjusted Gross Profit Margin was 64.0% compared to 67.1% in the first quarter of 2022.
•
Net loss decreased by $37.1 million, to $5.2 million, from $42.3 million in first quarter 2022. In the first quarter 2022, the Company recognized a total of $40.6 million of mark to market losses related to fair value of the Seller's Earn-Out and Warrants liabilities compared to net losses of $0.04 million in the first quarter of 2023.
•
Adjusted EBITDA* decreased $0.8 million to $0.5 million compared to first quarter 2022. Adjusted EBITDA as a percentage of Adjusted Gross Profit of 2.2% represented a decrease from 5.6% in first quarter 2022.

First Quarter 2023 Business and Operating Highlights:

•
AdTheorent's active customers grew by 31, or 10% year-over year, to 346 as of March 31, 2023.
•
Connected TV revenue increased 17% for the first quarter compared to the same period last year, driven by continued demand and new partnerships.
•
AdTheorent's Direct Access revenue increased 19% compared to the fourth quarter of 2022, making the first quarter of 2023 the most active quarter to date for adoption of the AdTheorent platform by self-service users, as the Company continues to generate strong pipeline with media buyers seeking demand side platform performance, cost efficiencies, and transparency.
•
AdTheorent's health vertical increased 19% due to strong growth from AdTheorent's Health Audience Builder product (“HABi”), with 16 HABi campaigns launched, delivering over-performance for customers across a variety of key performance indicators including prescription lift, site actions, and brand awareness lift.
•
Following a fourth quarter launch, AdTheorent's Audience Builder (“ABi”) product yielded enthusiastic customer adoption, with 14 new ABi campaigns launched, delivering superior performance for customers.
•
AdTheorent advanced and launched several meaningful innovations in the quarter that are improving return on investment for customers, including cost per action model performance improvement resulting from the inclusion of contextual insights and page categorization inputs; the launch of AdTheorent’s Predictive Extension solution to incorporate engagement data from Meta, YouTube or Google Search as additional predictive model signals; and the launch of a new Product Catalogue enabling the advanced remarketing of products based on consumer behavior signals.

“AdTheorent’s performance in the first quarter of 2023 reflects our ongoing commitment to innovation and customer success, and is an important step in the direction of our bigger goals,” said James Lawson, CEO of AdTheorent. “Our broader business mission is clear – and that is to capture a growing share of programmatic ad budgets by offering a media buying platform that drives both greater performance for brands, and greater efficiency for media buyers. The market wants our data flexibility, ID independence, bidding performance and advanced optimization tools, and pricing transparency. The demand for our unique capabilities continues to grow as we consistently deliver objectively superior campaign outcomes for our customers, and we are confident that our innovation and product investments will sustain our competitive advantages.”

*We prepare our consolidated financial statements in accordance with the U.S. generally accepted accounting principles (“GAAP”). Adjusted Gross Profit and Adjusted EBITDA are non-GAAP financial measures. See the supplementary schedules in this press release for a discussion of how we define and calculate these measures and a reconciliation thereof to the most directly comparable GAAP measures.

Reaffirms Full-Year 2023 Financial Outlook:

The Company's growth may continue to be impacted in 2023 by macroeconomic factors beyond its control, such as inflationary pressures and recessionary fears. Based on the current business environment, recent performance and the current trends in the marketplace and subject to the risks and uncertainties inherent in forward-looking statements, the Company's outlook for the full-year 2023 includes the following:

Full-year ending December 31, 2023:

•
Revenue to grow compared to 2022.
•
Adjusted Gross Profit* between 64% to 65% of revenue.
•
Adjusted EBITDA* margin of between 16% and 19%.

Although the Company provides guidance for Adjusted EBITDA, it is not able to provide guidance for net income, the most directly comparable GAAP measure. Certain elements of the composition of net income, including equity-based compensation, are not predictable, making it impractical for the Company to provide guidance on net income or to reconcile its Adjusted EBITDA guidance to net income without unreasonable efforts. Similarly, although the Company provides guidance for Adjusted Gross Profit, it is not able to provide guidance for Gross Profit, the most directly comparable GAAP measure. Certain elements of the composition of Gross Profit, including equity-based compensation, are not predictable, making it impractical for the Company to provide guidance on Gross Profit or to reconcile its Adjusted Gross Profit guidance to Gross Profit without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information regarding net income and Gross Profit, which could be material to future results.

About AdTheorent:

AdTheorent uses advanced machine learning technology and privacy-forward solutions to deliver impactful advertising campaigns for marketers. AdTheorent's advanced machine learning platform powers its predictive targeting, geo-intelligence, audience extension solutions and in-house creative capability, Studio A\T. Leveraging only non-sensitive data and focused on the predictive value of machine learning models, AdTheorent's product suite and flexible transaction models allow advertisers to identify the most qualified potential consumers coupled with the optimal creative experience to deliver superior results, measured by each advertiser's real-world business goals. AdTheorent is headquartered in New York, with fourteen offices across the United States and Canada.

AdTheorent is consistently recognized with numerous technology, product, growth and workplace awards. AdTheorent was named an AdExchanger 2022 Top 50 Programmatic Power Player and was honored with an AI Breakthrough Award and “Most Innovative Product” (B.I.G. Innovation Awards) for six consecutive years. Additionally, AdTheorent is the only six-time recipient of Frost & Sullivan's “Digital Advertising Leadership Award.” In September 2022, evidencing its continued prioritization of its team, AdTheorent was named a Crain’s Top 100 Best Place to Work in NYC for the ninth consecutive year. AdTheorent ranked fifth in the Large Employer Category and 17th Overall in 2022. For more information, visit adtheorent.com.

Conference Call and Webcast Details:

AdTheorent will host a conference call and webcast at 4:30 p.m. ET today, May 9, 2023, to discuss its first quarter 2023 financial results and business highlights. The conference call can be accessed by dialing (800) 715-9871 from the United States and Canada or (646) 307-1963 International with Conference ID 7004186. The live webcast of the conference call and other materials related to AdTheorent’s financial performance can be accessed from AdTheorent’s investor relations website at investors.adtheorent.com.

Following the completion of the call until 11:59 p.m. ET on Tuesday, May 16, 2023, a telephone replay will be available by dialing (800) 770-2030 from the United States and Canada, or (609) 800-9909 International with Conference ID 7004186. A webcast replay will also be available at investors.adtheorent.com for 12 months.

Forward-Looking Statements:

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements contained in this press release relate to, among other things, the Company’s projected financial performance and operating results, including projected revenue, Adjusted Gross Profit and Adjusted EBITDA, as well as statements regarding inflationary pressures and recessionary fears.

Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, the market for programmatic advertising developing slower or differently than the Company’s expectations, the demands and expectations of clients and the ability to attract and retain clients and other economic, competitive, governmental and technological factors outside of the Company's control, that may cause the Company's business, strategy or actual results to differ materially from the forward-looking statements. The Company does not intend and undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Investors are referred to AdTheorent's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and any subsequent filings on Forms 10-Q or 8-K, for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

Investor Contact:

April Scee, ICR

AdTheorentIR@icrinc.com

(646) 277-1219

Press Contact:

Melanie Berger, AdTheorent

Press@adtheorent.com

(850) 567-0082

ADTHEORENT HOLDING COMPANY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited; in thousands)

	March 31,	December 31,
	2023	2022
ASSETS
Current assets
Cash	$75,301	$72,579
Accounts receivable, net	39,308	56,027
Income tax recoverable	191	145
Prepaid expenses	3,544	1,466
Total current assets	118,344	130,217
Property and equipment, net	504	520
Operating lease right of use assets	5,477	5,732
Investment in SymetryML Holdings	621	789
Customer relationships, net	3,356	4,475
Other intangible assets, net	7,066	6,708
Goodwill	34,842	34,842
Deferred income taxes, net	8,288	6,962
Other assets	346	359
Total assets	$178,844	$190,604

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$8,947	$9,479
Accrued compensation	1,799	8,939
Accrued expenses	6,264	6,224
Operating lease liabilities, current	1,261	1,265
Total current liabilities	18,271	25,907
Warrants	2,567	2,298
Seller's Earn-Out	540	773
Operating lease liabilities, non-current	5,882	6,201
Total liabilities	27,260	35,179
Commitments and contingencies

Stockholders’ equity
Preferred Stock	—	—
Common Stock	9	9
Additional paid-in capital	84,948	83,566
Retained earnings	66,627	71,850
Total stockholders' equity	151,584	155,425
Total liabilities and stockholders’ equity	$178,844	$190,604

ADTHEORENT HOLDING COMPANY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; in thousands, except share and per share data)

	Three Months Ended March 31,
	2023	2022
Revenue	$32,674	$34,241
Operating expenses:
Platform operations	18,387	17,772
Sales and marketing	10,307	10,330
Technology and development	3,291	4,285
General and administrative	3,936	5,601
Total operating expenses	35,921	37,988
Loss from operations	(3,247)	(3,747)
Interest income (expense), net	619	(109)
Gain (loss) on change in fair value of Seller's Earn-Out	233	(24,656)
Loss on change in fair value of warrants	(269)	(15,936)
Gain on deconsolidation of SymetryML	—	1,939
Loss on change in fair value of SAFE Notes	—	(788)
Loss on fair value of investment in SymetryML Holdings	(168)	—
Other expense, net	(41)	(18)
Total other income (expense), net	374	(39,568)
Net loss before income taxes	(2,873)	(43,315)
(Provision) benefit for income taxes	(2,350)	1,025
Net loss	$(5,223)	$(42,290)
Less: Net loss attributable to noncontrolling interest	—	550
Net loss attributable to AdTheorent Holding Company, Inc.	$(5,223)	$(41,740)
Loss per share:
Basic	$(0.06)	$(0.49)
Diluted	$(0.06)	$(0.49)
Weighted-average common shares outstanding:
Basic	87,551,278	85,743,994
Diluted	87,551,278	85,743,994

ADTHEORENT HOLDING COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in thousands)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities
Net loss	$(5,223)	$(42,290)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for credit losses	—	94
Amortization expense	2,059	2,044
Depreciation expense	49	44
Amortization of debt issuance costs	14	14
(Gain) loss on change in fair value of Seller's Earn-Out	(233)	24,656
Loss on change in fair value of warrants	269	15,936
Gain on deconsolidation of SymetryML	—	(1,939)
Loss on change in fair value of SAFE Notes	—	788
Loss on fair value of investment in SymetryML Holdings	168	—
Deferred tax benefit	(1,326)	(1,025)
Equity-based compensation	1,480	1,988
Seller's Earn-Out equity-based compensation	—	492
Changes in operating assets and liabilities:
Accounts receivable	16,719	16,948
Income taxes recoverable	(46)	2
Prepaid expenses and other assets	(1,824)	(2,940)
Accounts payable	(572)	(3,530)
Accrued compensation, accrued expenses, and other liabilities	(7,423)	(8,452)
Net cash provided by operating activities	4,111	2,830
Cash flows from investing activities
Capitalized software development costs	(1,196)	(626)
Purchase of property and equipment	(23)	(94)
Decrease in cash from deconsolidation of SymetryML	—	(69)
Net cash used in investing activities	(1,219)	(789)
Cash flows from financing activities
Cash received for exercised options	57	—
Payment of revolver borrowings	—	(39,017)
Proceeds from SAFE Notes	—	200
Proceeds from SymetryML preferred stock issuance	—	400
Taxes paid related to net settlement of restricted stock awards	(399)	—
Proceeds from employee stock purchase plan	172	—
Net cash used in financing activities	(170)	(38,417)
Net increase (decrease) in cash	2,722	(36,376)
Cash at beginning of period	72,579	100,093
Cash at end of period	$75,301	$63,717

Non-GAAP Financial Measures

The Company uses financial measures that are not calculated in accordance with GAAP including Adjusted EBITDA and Adjusted Gross Profit. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash generating capacity and make strategic decisions. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management.

Because of the limitations associated with these non-GAAP financial measures, “Adjusted Gross Profit,” “EBITDA,” “Adjusted EBITDA,” “Adjusted Gross Profit as a percentage of Revenue” and “Adjusted EBITDA as a percent of Adjusted Gross Profit” should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using non-GAAP measures on a supplemental basis. You should review the reconciliation of the non-GAAP financial measures below and not rely on any single financial measure to evaluate AdTheorent's business.

The tables below show the Company’s non-GAAP financial metrics reconciled to the comparable GAAP financial metrics included in this release.

Adjusted Gross Profit

Adjusted Gross Profit is a non-GAAP profitability measure. Adjusted Gross Profit is a non-GAAP financial measure of campaign profitability, monitored by management and the board, used to evaluate the Company's operating performance and trends, develop short- and long-term operational plans, and make strategic decisions regarding the allocation of capital. The Company believes this measure provides a useful period-to-period comparison of campaign profitability and is useful information to investors and the market in understanding and evaluating its operating results in the same manner as its management and board. Gross profit is the most comparable GAAP measurement, which is calculated as revenue less platform operations costs. In calculating Adjusted Gross Profit, the Company adds back other platform operations costs, which consist of amortization expense related to capitalized software, depreciation expense, allocated costs of personnel which set up and monitor campaign performance, and platform hosting, license, and maintenance costs, to gross profit.

The following table sets forth a reconciliation of revenue to Adjusted Gross Profit for the periods presented:

	Three Months Ended March 31,
	2023	2022
	(In thousands)
Revenue	$32,674	$34,241
Less: Platform operations	18,387	17,772
Gross Profit	14,287	16,469
Add back: Other platform operations	6,610	6,516
Adjusted Gross Profit	$20,897	$22,985

EBITDA and Adjusted EBITDA

EBITDA is a non-GAAP financial measure defined by us as net loss, before interest (income) expense, net; depreciation, amortization; and income tax provision (benefit). Adjusted EBITDA is defined as EBITDA before equity-based compensation expense, transaction costs, non-core operations and other non-recurring items. Net loss is the most comparable GAAP measurement.

Collectively these non-GAAP financial measures are key profitability measures used by the Company's management and board to understand and evaluate its operating performance and trends, develop short-and long-term operational plans and make strategic decisions regarding the allocation of capital. The Company believes that these measures can provide useful period-to-period comparisons of campaign profitability. Accordingly, the Company believes that these measures provide useful information to investors and the market in understanding and evaluating its operating results in the same manner as its management and board.

The following table sets forth a reconciliation of net loss to Adjusted EBITDA for the periods presented:

	Three Months Ended March 31,
	2023	2022
	(In thousands)
Net loss	$(5,223)	$(42,290)
Interest (income) expense, net	(619)	109
Tax provision (benefit)	2,350	(1,025)
Depreciation and amortization	2,108	2,088
EBITDA	$(1,384)	$(41,118)
Equity-based compensation	1,480	1,988
Seller's Earn-Out equity-based compensation	—	492
Transaction costs (1)	166	140
(Gain) loss on change in fair value of Seller's Earn-Out (2)	(233)	24,656
Loss on change in fair value of warrants (3)	269	15,936
Gain on deconsolidation of SymetryML (4)	—	(1,939)
Loss on change in fair value of SAFE Notes (5)	—	788
Loss on fair value of investment in SymetryML Holdings	168	—
Non-core operations (6)	—	351
Adjusted EBITDA	$466	$1,294

(1)
Includes professional fees directly related to the SPAC merger with MCAP Acquisition Corporation (the “Business Combination”) on December 22, 2021.
(2)
In connection with the Business Combination, a Seller's Earn-Out liability was recorded. The gain represents the decrease in fair value of the Seller's Earn-Out in the three months ended March 31, 2023. The loss represents the change in fair value of the Seller's Earn-Out in the three months ended March 31, 2022.
(3)
In connection with the Business Combination, a liability for warrants was recorded. The loss represents the increase in fair value of the warrants in the three months ended March 31, 2023 and 2022.
(4)
On March 31, 2022, the Company deconsolidated SymetryML which resulted in a gain. Refer to Note 16 — SymetryML and SymetryML Holdings of the Company's Condensed Consolidated Financial Statements, included in its Form 10-Q as of March 31, 2023, filed today, for more information.
(5)
On March 31, 2022, the SAFE Notes (defined below) were valued which resulted in a loss. Refer to Note 16 — SymetryML and SymetryML Holdings of the Company's Condensed Consolidated Financial Statements, included in its Form 10-Q as of March 31, 2023, filed today, for more information.
(6)
Effective as of March 1, 2020, the Company effectuated a contribution of its SymetryML department into a new subsidiary, SymetryML, Inc. The Company periodically raised capital to fund Symetry operations, by entering into Simple Agreement for Future Equity Notes (“SAFE Notes”) with several parties. The Company viewed SymetryML operations as non-core, and did not fund future operational expenses incurred in excess of SAFE Note funding secured. Effective March 31, 2022, the Company deconsolidated SymetryML. Refer to Note 16 — SymetryML and SymetryML Holdings of the Company's Condensed Consolidated Financial Statements, included in its Form 10-Q as of March 31, 2023, filed today, for more information.

The following table presents Adjusted EBITDA as a Percentage of Adjusted Gross Profit and Adjusted Gross Profit as a Percentage of Revenue:

	Three Months Ended March 31,
	2023	2022
	(In thousands, except for percentages)
Gross Profit	$14,287	$16,469
Net loss	$(5,223)	$(42,290)
Net loss as a percentage of Gross Profit	-36.6%	-256.8%
Adjusted Gross Profit	$20,897	$22,985
Adjusted EBITDA	$466	$1,294
Adjusted EBITDA as a percentage of Adjusted Gross Profit	2.2%	5.6%
Gross Profit	$14,287	$16,469
Revenue	$32,674	$34,241
Gross Profit as a percentage of Revenue	43.7%	48.1%
Revenue	$32,674	$34,241
Adjusted Gross Profit	$20,897	$22,985
Adjusted Gross Profit as a percentage of Revenue	64.0%	67.1%